K&L Gates LLP 1601 K Street, N.W. Washington, DC 20006 T +1 202 778 9000 F +1 202 778 9100 klgates.com

February 27, 2015

American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200

Irving, Texas 75039

Ladies and Gentlemen:

We have acted as counsel to American Beacon Funds, a business trust formed under the laws of the Commonwealth of Massachusetts (the “Trust”), in connection with Post-Effective Amendment No. 213 (the “Post-Effective Amendment”) to the Trust's registration statement on Form N-1A (File Nos. 033-11387; 811-04984) (the “Registration Statement”), to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about February 27, 2015, registering an indefinite number of shares of beneficial interest in the series of the Trust and classes thereof listed in Schedule A to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectuses and statement of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)	the declaration of trust and bylaws of the Trust in effect on the date of this opinion letter; and

(iii)	the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each class, and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

Page 2 February 27, 2015

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact. We have not independently verified any of these assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the Commonwealth of Massachusetts and the provisions of the Investment Company Act that are applicable to equity securities issued by registered open-end investment companies. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, it is our opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) such purchasers will have no obligation to make any further payments for the purchase of the Shares or contributions to the Trust solely by reason of their ownership of the Shares.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ K&L Gates LLP

Page 3 February 27, 2015

SCHEDULE A

American Beacon Balanced Fund	Y CLASS
A CLASS	ADVISOR CLASS
C CLASS	INSTITUTIONAL CLASS
Y CLASS	INVESTOR CLASS
ADVISOR CLASS	RETIREMENT CLASS
INSTITUTIONAL CLASS	AMR CLASS
INVESTOR CLASS
AMR CLASS	American Beacon Emerging Markets Fund
A CLASS
American Beacon Large Cap Value Fund	C CLASS
A CLASS	Y CLASS
C CLASS	INSTITUTIONAL CLASS
Y CLASS	INVESTOR CLASS
ADVISOR CLASS	AMR CLASS
INSTITUTIONAL CLASS
INVESTOR CLASS	American Beacon High Yield Bond Fund
RETIREMENT CLASS	A CLASS
AMR CLASS	C CLASS
Y CLASS
American Beacon Mid-Cap Value Fund	INSTITUTIONAL CLASS
A CLASS	INVESTOR CLASS
C CLASS	AMR CLASS
Y CLASS
ADVISOR CLASS	American Beacon Retirement Income and
INSTITUTIONAL CLASS	Appreciation Fund
INVESTOR CLASS	A CLASS
AMR CLASS	C CLASS
Y CLASS
American Beacon Small Cap Value Fund	INVESTOR CLASS
A CLASS
C CLASS	American Beacon Intermediate Bond Fund
Y CLASS	A CLASS
ADVISOR CLASS	C CLASS
INSTITUTIONAL CLASS	Y CLASS
INVESTOR CLASS	INSTITUTIONAL CLASS
RETIREMENT CLASS	INVESTOR CLASS
AMR CLASS
American Beacon Short-Term Bond Fund
American Beacon Small Cap Value II Fund	A CLASS
Y CLASS	C CLASS
INVESTOR CLASS	Y CLASS
INSTITUTIONAL CLASS
American Beacon International Equity Fund	INVESTOR CLASS
A CLASS
C CLASS